EXHIBIT 99.1

Corvus Pharmaceuticals Announces Appointment of New Member of Board of Directors and Hiring of Chief Medical Officer

BURLINGAME, Calif., Jan. 28, 2019 (GLOBE NEWSWIRE) -- Corvus Pharmaceuticals, Inc. (NASDAQ: CRVS), a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies, today announced the appointment of Linda S. Grais, M.D., J.D., to the Company’s Board of Directors and Mehrdad Mobasher, M.D., M.P.H., as Vice President and Chief Medical Officer, effective immediately.

Dr. Grais has more than 20 years of experience with emerging companies in the biopharmaceutical industry. As a member of Corvus’ Board of Directors, she is replacing Peter Moldt, Ph.D., who has served as a director since January 2015 and resigned his position. Dr. Mobasher, a board-certified medical oncologist, joins Corvus from Genentech/Roche, where he spent more than eight years in hematology/oncology drug development, including holding the position of Venetoclax Global Development Team Leader and Global Clinical Leader. At Corvus, Dr. Mobasher will oversee the Company’s pipeline of precisely-targeted investigational oncology therapies.

“Dr. Grais is a highly-trained physician with extensive operational, clinical, business development and drug development experience in the biopharmaceutical industry,” said Richard A. Miller, M.D., an oncologist and co-founder, president and chief executive officer of Corvus. “Her background is particularly relevant for Corvus as we continue to advance and expand our pipeline of therapies for patients with difficult-to-treat cancers. With her broad expertise, Dr. Grais will broaden the scope of talent on our Board and provide important insights and perspective. We also would like to thank Dr. Moldt for his many contributions to Corvus.”

Dr. Miller added, “As Corvus continues to advance the clinical and preclinical development of our five proprietary product candidates with differentiated mechanisms of action across a range of hematologic malignancies and solid tumors, with some nearing late-stage clinical development, it is necessary to deepen our clinical and regulatory capabilities. Dr. Mobasher is ideally suited to be our chief medical officer given his training in hematology and oncology and his recent leadership role in the development and approval of venetoclax at Genentech. We are thrilled to add him to our executive team as we continue to evaluate our two most advanced investigational medicines, which target the adenosine pathway, in ongoing Phase 1/1b and Phase 1b/2 clinical trials, and expect to initiate a Phase 1/1b trial of our ITK inhibitor in lymphoma in the first quarter of 2019.”

Dr. Grais currently serves on the Board of Directors of PRA Health Sciences, a large contract research organization, and also serves on its Audit Committee. She also is on the Board of Directors of ARCA biopharma and Zosano Pharma. Previously, Dr. Grais served as president and chief executive officer of Ocera Therapeutics, Inc., a biopharma company developing new treatments for serious liver disease, until its acquisition by Mallinckrodt. Prior to that, she served as a partner at InterWest Partners, a venture capital firm focused on biotechnology and medical device companies. Previously, Dr. Grais was a founder and executive vice president of Structural GenomiX, Inc., a drug discovery company focusing on new treatments for cancer that was acquired by Eli Lilly & Co. Earlier in her career, she was a corporate attorney at Wilson Sonsini Goodrich & Rosati, where she represented life science companies in venture financings, public offerings and strategic partnerships. Before practicing law, Dr. Grais worked as an assistant professor in the Department of Internal Medicine at the University of California, San Francisco. Dr. Grais received a B.A. in philosophy from Yale University, an M.D. from Yale Medical School, and a J.D. from Stanford Law School.

“I'm excited to join Corvus’ Board and look forward to collaborating with the other Board members and the talented leadership team,” said Dr. Grais. “During my career in the life sciences industry, I’ve had numerous opportunities to help companies grow. I look forward to bringing my experience and expertise to Corvus to help it advance its pipeline of promising oncology therapies, which have the potential to improve the lives of patients with cancer.”

Dr. Mobasher joined Genentech in 2010 and has held several positions of increasing responsibility. Most recently, he was a Group Medical Director and Venetoclax Development Lead, where he oversaw and led the strategy for the global development of venetoclax with several phase 1, 2, and 3 clinical trials in numerous hematologic cancers, as well as solid tumors. Dr. Mobasher led the clinical development efforts for venetoclax, a novel drug through four successful Breakthrough Therapy designations from the U.S. Food and Drug Administration (FDA) and three approvals granted under FDA’s priority review, two of which were under accelerated approval. Venetoclax is approved in more than 50 countries for the treatment of several types of hematologic malignancies. He also was an adjunct clinical faculty member in the Division of Medical Oncology at Stanford University. Dr. Mobasher is the author of numerous papers published in peer-reviewed medical journals, including The New England Journal of Medicine, Lancet Oncology and the Journal of Clinical Oncology, and multiple abstracts presented at medical conferences. He is a member of the American Society of Hematology (ASH), the American Society of Clinical Oncology (ASCO), the American College of Physicians (ACP), and the American Public Health Association (APHA). Dr. Mobasher received an M.D. from Tehran University of Medical Sciences in Iran, and an M.P.H. in general epidemiology from the School of Public Health at the University of Michigan. He completed an internship and residency in internal medicine at the University of California, Irvine, Medical Center, and post-doctoral fellowships in hematology and medical oncology at Stanford University.

"I’m excited to take on the role of Chief Medical Officer for Corvus as it’s a rare opportunity to join a young company with such a deep and diverse pipeline of product candidates, strong research capability, and a team of talented and experienced executives with proven track records,” said Dr. Mobasher. “Having worked in hematology/oncology drug development for nearly a decade, I’ve seen many different approaches, but I’m truly impressed by Corvus’ focus on developing medicines that precisely modulate molecular targets that are well-defined and measurable. I’m excited about the clinical data I’ve seen to date for Corvus’ lead investigational drugs, CPI-444 and CPI-006, and look forward to potentially bringing them to patients in need, while advancing our other pipeline products into the clinic.”

About Corvus Pharmaceuticals
Corvus Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development and commercialization of precisely targeted oncology therapies. Corvus’ lead product candidate, CPI-444, a small molecule inhibitor of the A2A receptor, is currently being evaluated in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. This successive expansion cohort trial is examining the activity of CPI-444 both as a single agent and in combination with Genentech’s atezolizumab, an anti-PD-L1 antibody. Corvus is conducting the trial with Genentech, a member of the Roche Group, under a clinical trial collaboration the two companies entered into in October 2015. In May 2017, Corvus and Genentech expanded the collaboration and are now conducting a trial of CPI-444 and atezolizumab in patients with non-small cell lung cancer (NSCLC) who have failed prior therapies with anti-PD-(L)1 and platinum based chemotherapy. Corvus is evaluating a second product candidate, CPI-006, a humanized monoclonal antibody directed against CD73, in a multicenter Phase 1/1b clinical trial in patients with various solid tumors. For more information, visit www.corvuspharma.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements related to the potential safety and efficacy of CPI-444 and CPI-006, the Company’s ability to develop and advance product candidates into and successfully complete preclinical studies and clinical trials, including the Company’s Phase 1/1b clinical trial of CPI-444 and the Company’s Phase 1/1b clinical trial of CPI-006. All statements other than statements of historical fact contained in this press release are forward-looking statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the Securities and Exchange Commission on November 1, 2018, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the Company’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trials of CPI-444 and CPI-006; the results of preclinical studies may not be predictive of future results; the unpredictability of the regulatory process; and regulatory developments in the United States and foreign countries. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and the timing of events and circumstances and actual results could differ materially from those projected in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:
Leiv Lea
Chief Financial Officer
Corvus Pharmaceuticals, Inc.
650-900-4522
LLea@corvuspharma.com

MEDIA CONTACT:
Sheryl Seapy
W2O pure
213-262-9390
sseapy@purecommunications.com